Exhibit 23.2

ROTENBERG & CO. LLP Certified Public Accountants	585.295.2400 • 585.295.2150 (fax) 1870 Winton Road South • Rochester, NY 14618 • www.rotenbergllp.com

INDEPENDENT AUDITORS’ CONSENT

     We consent to the use in this Registration Statement of L.A.M. Pharmaceutical, Corp. on Form S-8 of our report dated February 24, 2005 of L.A.M. Pharmaceutical, Corp. for the years ended December 31, 2004 and 2003 appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
      July 15, 2005